Exhibit 99.1

                        For Information
                        Brent A. Collins
                        303-861-8140
FOR IMMEDIATE RELEASE

ST. MARY REPORTS RESULTS FOR THIRD QUARTER 2007
AND PROVIDES GUIDANCE UPDATE

DENVER, November 1, 2007– St. Mary Land & Exploration Company (NYSE: SM) today reports net income of $57.7 million, or $0.89 per diluted share, for the third quarter of 2007.

“The third quarter was a solid quarter for St. Mary.  We grew production for the seventh consecutive quarter and set a new quarterly production record for the Company.  The management team is focused on delivering solid results with an eye toward improving our capital efficiency and our operating cost structure.  We continued to make progress in a number of key resource areas and expanded our presence in the Olmos shallow gas play with an acquisition in South Texas which we closed in early October.  I am pleased with the Company’s pace and direction,” commented Tony Best, President and CEO.

THIRD QUARTER RESULTS

St. Mary announces third quarter 2007 earnings of $57.7 million or $0.89 per diluted share.  Third quarter 2006 earnings were $55.9 million or $0.88 per diluted share.  Adjusted net income, which adjusts for significant non-cash and non-recurring items, was $57.8 million or $0.89 per diluted share for the third quarter of 2007 compared to $53.0 million or $0.83 per diluted share for the comparable period in 2006.  Discretionary cash flow increased to $162.3 million in the third quarter of 2007 from $140.5 million in the same period of the preceding year, an increase of 16 percent.  Net cash provided by operating activities increased to $191.7 million in the third quarter of 2007 from $101.2 million in the third quarter of 2006.  Adjusted net income and discretionary cash flow are non-GAAP financial measures – please refer to the respective reconciliation for the nearest comparable GAAP financial measure in the Financial Highlights section at the end of this release, which contains explanations as to why the Company believes these non-GAAP measures are meaningful.

Revenues for the third quarter of 2007 were $246.7 million compared to $198.0 million in the comparable period of 2006.  Oil and gas production during the third quarter of 2007 averaged a quarterly record of 298.4 million cubic feet of gas equivalent per day (MMCFE/d), an increase of 19% from 251.7 MMCFE/d in the third quarter of 2006 period and 4% higher than the 286.1 MMCFE/d in the second quarter of 2007.  Average realized prices, inclusive of hedging activities, were $7.03 per Mcf and $67.56 per barrel during the third quarter of 2007.  These were 2% lower and 10% higher, respectively, than the realized prices in the third quarter of 2006.  Average prices, excluding hedging activities, were $5.98 per Mcf and $71.68 per barrel during the quarter, which were 7% lower and 10% higher, respectively, than the same quarter last year.  The Company’s natural gas realizations continue to benefit from high Btu gas in several of our regions, which is being processed to extract the natural gas liquids.  The prices for natural gas liquids have trended with crude oil prices, thus benefiting from the rise in oil prices in recent months.

Total lease operating and transportation expense was up slightly between the third quarters of 2007 and 2006 on a per MCFE basis.  A large unplanned workover at Judge Digby accounted for $0.03 per MCFE of this increase.   The increase in depletion and depreciation expense from the third quarter of 2006 to the third quarter of 2007 reflects the higher finding cost environment experienced by the industry in recent years to acquire and develop properties.  Exploration expense for the current quarter came in below guidance due to lower than expected geologic-related costs in the period.  Year over year, the overall increase in exploration expense is the result of increased levels of technical headcount, higher NPP payments, and 3D seismic work in the Mid-Continent region.  General and administrative expense for the third quarter of 2007 was slightly higher than guidance as a result of higher than budgeted cash and stock-based compensation costs associated with increased headcount and the fact that a portion of stock-based compensation expense moves directionally with the Company’s share price.  The variance between the 2007 and 2006 general and administrative expense predominately reflects the increase in personnel mentioned above as well as the incremental costs associated with supporting and providing office space for those individuals.

GUIDANCE UPDATE

The Company’s forecasts for the fourth quarter and the full year 2007 are shown below.

	4th Quarter	Year
Oil and gas production	27.0 - 28.0 BCFE	106.0 – 107.0 BCFE
Lease operating expenses,
including transportation	$1.35 - $1.39/MCFE	$1.41 - $1.43/MCFE
Production taxes	$0.69 - $0.72/MCFE	$0.58 - $0.60/MCFE
General and administrative exp	$0.47 - $0.51/MCFE	$0.47 - $0.49/MCFE
Depreciation, depletion & amort.	$2.10 - $2.20/MCFE	$2.06 - $2.11/MCFE

St. Mary estimates the basis differential (the difference between estimated realized oil and gas prices, before hedging, and the applicable NYMEX prices) for the fourth quarter of 2007 will be $5.50 to $6.50 per barrel of oil and $0.50 to $0.60 per Mcf of gas.

Below is an updated summary hedging schedule for the Company.  All the prices in the table below have been converted to a NYMEX equivalent for ease of comparison using current quality and transportation differentials.  The majority of the oil trades are settled against NYMEX.  The gas contracts have been executed to settle against regional delivery points that correspond with production areas of the Company, thereby reducing basis risk.  For detailed schedules on the Company’s hedging program, please refer to the Form 10-Q for the period ended September 30, 2007, which is expected to be filed with the Securities and Exchange Commission on or about November 2, 2007.

Oil Swaps - NYMEX Equivalent			Oil Collars - NYMEX Equivalent

					Floor	Ceiling
	Bbls	$/Bbl		Bbls	$/Bbl	$/Bbl
2007			2007
Q4	504,620	$65.36	Q4	689,000	$51.58	$72.81
2008			2008
Q1	538,000	$70.39	Q1	415,000	$50.00	$69.83
Q2	504,000	$70.26	Q2	415,000	$50.00	$69.83
Q3	483,000	$70.44	Q3	419,000	$50.00	$69.82
Q4	420,000	$69.15	Q4	419,000	$50.00	$69.82
2009	1,363,000	$67.74	2009	1,526,000	$50.00	$67.31
2010	1,239,000	$66.47	2010	1,367,500	$50.00	$64.91
2011	1,032,000	$65.36	2011	1,236,000	$50.00	$63.70

Natural Gas Swaps - NYMEX Equivalent			Natural Gas Collars - NYMEX Equivalent

					Floor	Ceiling
	MMBTU	$/MMBTU		MMBTU	$/MMBTU	$/MMBTU
2007			2007
Q4	5,440,000	$9.11	Q4	3,000,000	$8.56	$10.51
2008			2008
Q1	4,190,000	$9.65	Q1	2,722,500	$7.22	$10.36
Q2	4,120,000	$8.12	Q2	2,722,500	$7.27	$10.42
Q3	4,100,000	$8.22	Q3	2,737,500	$7.18	$10.33
Q4	4,290,000	$9.08	Q4	2,737,500	$7.46	$10.61
2009	13,470,000	$8.71	2009	9,110,000	$6.17	$10.17
2010	4,670,000	$8.29	2010	7,825,000	$6.10	$8.39
2011	880,000	$6.96	2011	6,625,000	$6.08	$7.32

Natural Gas Liquid Swaps - Mont. Belvieu

	Bbls	$/Bbl
2007
Q4	132,888	$39.49
2008
Q1	151,321	$39.54
Q2	170,167	$39.49
Q3	194,112	$39.25
Q4	217,148	$38.63
2009	627,179	$38.61

CONFERENCE CALL

As previously announced, St. Mary’s teleconference call to discuss third quarter results is scheduled for November 2, 2007, at 8:00 am (MDT).  The call participation number is 888-424-5231.  A digital recording of the conference call will be available two hours after the completion of the call, 24 hours per day through November 16 at 800-642-1687, conference number 19138412.  International participants can dial 706-634-6088 to take part in the conference call and can access a replay of the call at 706-645-9291, conference number 19138412.  In addition, the call will be broadcast live at St. Mary’s website at www.stmaryland.com and the earnings press release and financial highlights attachment will be available before the call at www.stmaryland.com under “News-Press Releases.”  An audio recording of the conference call will be available at that site through November 16.

INFORMATION ABOUT FORWARD LOOKING STATEMENTS

This release contains forward looking statements within the meaning of securities laws, including forecasts and projections.  The words “will,” “believe,” ”budget,” “anticipate,” “intend,” “estimate,” “forecast,” ”plan” and “expect” and similar expressions are intended to identify forward looking statements.  Although St. Mary believes the expectations and forecasts reflected in these statements are reasonable, it can give no assurance that they will prove to be correct.  These statements involve known and unknown risks, which may cause St. Mary’s actual results to differ materially from results expressed or implied by the forward looking statements.  These risks include such factors as the volatility and level of oil and natural gas prices, the availability of economically attractive exploration and development and property acquisition opportunities and any necessary financing, the uncertain nature of the expected benefits from the acquisition of oil and gas properties and the ability to successfully integrate acquisitions, the pending nature of the announced divestiture of non-core oil and gas properties as well as the ability to complete the transaction, the uncertain nature of the expected benefits from the divestiture of oil and gas properties and the amount of expected proceeds to be received from the divestiture, lower prices realized on oil and gas sales resulting from our commodity price risk management activities, unsuccessful exploration and development drilling, the imprecise nature of estimating oil and natural gas reserves, uncertainties inherent in projecting future rates of production from drilling activities and acquisitions, drilling and operating service availability, uncertainties in cash flow, the financial strength of hedge contract counterparties, the negative impact that lower oil and natural gas prices could have on our ability to borrow, litigation, environmental matters, the potential impact of government regulations, and other such matters discussed in the “Risk Factors” section of St. Mary’s 2006 Annual Report on Form 10-K/A and subsequent Quarterly Reports on Form 10-Q filed with the SEC.  Although St. Mary may from time to time voluntarily update its prior forward looking statements, it disclaims any commitment to do so except as required by securities laws.

PR-07-21
###

ST. MARY LAND & EXPLORATION COMPANY
FINANCIAL HIGHLIGHTS
September 30, 2007
(Unaudited)

Production Data	For the Three Months			For the Nine Months
	Ended September 30,			Ended September 30,
	2007	2006	Percent Change	2007	2006	Percent Change

Average realized sales price, before hedging:
Oil (per Bbl)	$71.68	$65.02	10%	$61.97	$61.83	0%
Gas (per Mcf)	$5.98	$6.41	-7%	$6.62	$6.70	-1%

Average realized sales price, net of hedging:
Oil (per Bbl)	$67.56	$61.28	10%	$60.18	$58.41	3%
Gas (per Mcf)	$7.03	$7.14	-2%	$7.57	$7.44	2%

Production:
Oil (MBbls)	1,796	1,496	20%	5,203	4,454	17%
Gas (MMcf)	16,675	14,182	18%	47,743	40,994	16%
MMCFE (6:1)	27,453	23,160	19%	78,962	67,717	17%

Daily production:
Oil (Bbls per day)	19,526	16,265	20%	19,060	16,314	17%
Gas (Mcf per day)	181,249	154,154	18%	174,881	150,162	16%
MCFE per day (6:1)	298,405	251,742	19%	289,240	248,046	17%

Margin analysis per MCFE:
Average realized sales price, before hedging	$8.32	$8.12	2%	$8.08	$8.12	0%

Average realized price, net of hedging	$8.69	$8.33	4%	$8.54	$8.34	2%
Lease operating expense and transportation	1.46	1.40	4%	1.45	1.37	6%
Production taxes	0.54	0.54	0%	0.55	0.54	2%
General and administrative	0.48	0.42	14%	0.48	0.46	4%
Operating margin	$6.21	$5.97	4%	$6.06	$5.97	2%
Depletion, depreciation, amortization, and
asset retirement obligation liability accretion	$2.15	$1.72	25%	$2.06	$1.63	26%

ST. MARY LAND & EXPLORATION COMPANY
FINANCIAL HIGHLIGHTS
September 30, 2007
(Unaudited)

Consolidated Statements of Operations
(In thousands, except per share amounts)	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2007	2006	2007	2006
Operating revenues:
Oil and gas production revenue	$228,497	$188,159	$638,357	$550,181
Realized oil and gas hedge gain	10,173	4,828	36,160	14,808
Marketed gas system revenue	7,414	3,852	31,240	13,086
Gain on sale of proved properties	-	801	-	7,233
Other revenue	603	400	9,090	(299)
Total operating revenues	246,687	198,040	714,847	585,009

Operating expenses:
Oil and gas production expense	54,970	44,998	157,618	129,490
Depletion, depreciation, amortization,
and asset retirement obligation liability accretion	59,061	39,817	162,677	110,118
Exploration	15,257	9,766	49,669	35,872
Impairment of proved properties	-	5,259	-	6,548
Abandonment and impairment of unproved properties	937	920	3,886	3,368
General and administrative	13,110	9,725	37,948	30,940
Change in Net Profits Plan liability	3,143	(3,710)	6,948	17,370
Marketed gas system expense	7,278	3,133	29,454	11,149
Unrealized derivative loss (gain)	(2,880)	68	2,224	5,329
Other expense	460	842	1,577	1,832
Total operating expenses	151,336	110,818	452,001	352,016

Income from operations	95,351	87,222	262,846	232,993

Nonoperating income (expense):
Interest income	355	90	612	1,454
Interest expense	(4,082)	(2,170)	(13,885)	(5,098)

Income before income taxes	91,624	85,142	249,573	229,349
Income tax expense	(33,971)	(29,265)	(92,735)	(82,866)

Net income	$57,653	$55,877	$156,838	$146,483

Basic weighted-average common shares outstanding	63,424	55,398	61,364	56,564

Diluted weighted-average common shares outstanding	64,727	64,926	64,917	66,332

Basic net income per common share	$0.91	$1.01	$2.56	$2.59

Diluted net income per common share	$0.89	$0.88	$2.43	$2.25

ST. MARY LAND & EXPLORATION COMPANY
FINANCIAL HIGHLIGHTS
September 30, 2007
(Unaudited)

Consolidated Balance Sheets
(In thousands)	September 30,	December 31,
ASSETS	2007	2006
Current assets:
Cash and cash equivalents	$17,240	$1,464
Short-term investments	1,158	1,450
Accounts receivable	150,699	142,721
Refundable income taxes	3,097	7,684
Prepaid expenses and other	18,587	17,485
Accrued derivative asset	32,045	56,136
Deferred income taxes	4,186	-
Total current assets	227,012	226,940

Property and equipment (successful efforts method), at cost:
Proved oil and gas properties	2,405,243	2,063,911
Less - accumulated depletion, depreciation, and amortization	(753,914)	(630,051)
Unproved oil and gas properties, net of impairment allowance
of $10,210 in 2007 and $9,425 in 2006	117,493	100,118
Wells in progress	154,430	97,498
Oil and gas properties held for sale less accumulated depletion,
depreciation, and amortization	74,076	-
Other property and equipment, net of accumulated depreciation
of $11,298 in 2007 and $9,740 in 2006	9,074	6,988
	2,006,402	1,638,464

Noncurrent assets:
Goodwill	9,452	9,452
Accrued derivative asset	14,775	16,939
Other noncurrent assets	28,360	7,302
Total noncurrent assets	52,587	33,693

Total Assets	$2,286,001	$1,899,097

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$236,044	$171,834
Short-term note payable	-	4,469
Accrued derivative liability	43,796	13,100
Deferred income taxes	-	14,667
Total current liabilities	279,840	204,070

Noncurrent liabilities:
Long-term credit facility	155,000	334,000
Senior convertible notes	287,500	99,980
Asset retirement obligation	77,258	77,242
Asset retirement obligation associated with oil and gas properties held for sale	7,827	-
Net Profits Plan liability	167,531	160,583
Deferred income taxes	281,250	224,518
Accrued derivative liability	88,111	46,432
Other noncurrent liabilities	8,490	8,898
Total noncurrent liabilities	1,072,967	951,653

Stockholders' equity:
Common stock, $0.01 par value: authorized - 200,000,000 shares;
issued: 63,733,590 shares in 2007 and 55,251,733 shares in 2006;
outstanding, net of treasury shares: 62,725,278 shares in 2007
and 55,001,733 shares in 2006	637	553
Additional paid-in capital	163,080	38,940
Treasury stock, at cost: 1,008,312 shares in 2007 and 250,000 shares in 2006	(29,126)	(4,272)
Retained earnings	845,786	695,224
Accumulated other comprehensive income (loss)	(47,183)	12,929
Total stockholders' equity	933,194	743,374

Total Liabilities and Stockholders' Equity	$2,286,001	$1,899,097

ST. MARY LAND & EXPLORATION COMPANY
FINANCIAL HIGHLIGHTS
September 30, 2007
(Unaudited)

Consolidated Statements of Cash Flows
(In thousands)	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2007	2006	2007	2006
Reconciliation of net income to net cash provided
by operating activities:
Net income	$57,653	$55,877	$156,838	$146,483
Adjustments to reconcile net income to net cash
provided by operating activities:
Gain on insurance settlement	(15)	-	(6,340)	-
Gain on sale of proved properties	-	(801)	-	(7,233)
Depletion, depreciation, amortization,
and asset retirement obligation liability accretion	59,061	39,817	162,677	110,118
Exploratory dry hole expense	1,494	393	12,714	4,033
Impairment of proved properties	-	(1,289)	-	-
Abandonment and impairment of unproved properties	937	7,467	3,886	9,915
Unrealized derivative loss (gain)	(2,880)	68	2,224	5,329
Change in Net Profits Plan liability	3,143	(3,710)	6,948	17,370
Stock-based compensation expense	2,327	2,587	8,606	8,979
Deferred income taxes	26,832	29,929	79,289	64,612
Other	(2,472)	1,001	(5,168)	398
Changes in current assets and liabilities:
Accounts receivable	(12,715)	(18,871)	(208)	30,810
Refundable income taxes	3,812	(3,163)	4,587	(21,495)
Prepaid expenses and other	33,155	(6,370)	28,035	(15,048)
Accounts payable and accrued expenses	25,225	(864)	27,552	(21,612)
Income tax benefit from the exercise of stock options	(3,896)	(874)	(7,658)	(15,110)
Net cash provided by operating activities	191,661	101,197	473,982	317,549

Cash flows from investing activities:
Proceeds from insurance settlement	15	-	7,064	-
Proceeds from sale of oil and gas properties	-	1,001	324	1,183
Capital expenditures	(221,128)	(112,412)	(500,111)	(293,977)
Acquisition of oil and gas properties	(1,600)	(5,162)	(32,650)	(9,933)
Deposits for acquisition of oil and gas assets	(15,310)		(15,310)
Deposits to short-term investments available-for-sale	(15)	-	(1,153)	-
Receipts from short-term investments available-for-sale	-	-	1,450	-
Other	12	57	29	79
Net cash used in investing activities	(238,026)	(116,516)	(540,357)	(302,648)

Cash flows from financing activities:
Proceeds from credit facility	261,000	230,000	553,914	338,000
Repayment of credit facility	(202,000)	(215,000)	(732,914)	(272,000)
Repayment of short-term note payable	-	-	(4,469)	-
Income tax benefit from the exercise of stock options	3,896	874	7,658	15,110
Proceeds from issuance of convertible debt - net	(530)	-	280,664	-
Proceeds from sale of common stock	964	1,127	6,342	16,046
Repurchase of common stock	(25,904)	(2,492)	(25,904)	(123,108)
Dividends paid	-	1	(3,140)	(2,858)
Net cash provided by (used in) financing activities	37,426	14,510	82,151	(28,810)

Net change in cash and cash equivalents	(8,939)	(809)	15,776	(13,909)
Cash and cash equivalents at beginning of period	26,179	1,825	1,464	14,925
Cash and cash equivalents at end of period	$17,240	$1,016	$17,240	$1,016

ST. MARY LAND & EXPLORATION COMPANY
FINANCIAL HIGHLIGHTS
September 30, 2007
(Unaudited)

Discretionary Cash Flow
(In thousands)

Reconciliation of Net Cash Provided by Operating	For the Three Months		For the Nine Months
Activities (GAPP) to Discretionary Cash (Non-GAAP):	Ended September 30,		Ended September 30,
	2007	2006	2007	2006
Net cash provided by operating activities (GAAP)	$191,661	$101,197	$473,982	$317,549

Gain on insurance settlement	15	-	6,340	-
Gain on sale of proved properties	-	801	-	7,233
Exploration expense, excluding exploratory
dry hole expense	13,763	9,374	36,955	31,839
Other	2,472	(1,001)	5,168	(398)
Changes in current assets and liabilities	(45,581)	30,142	(52,308)	42,455
Discretionary cash flow (Non-GAAP) (1)	$162,330	$140,513	$470,137	$398,678

(1) Discretionary cash flow is computed as net income plus depreciation, depletion, amortization, ARO liability accretion, impairments, deferred taxes, exploration expense, stock-based compensation expense, and non-cash changes in the Net Profits Plan liability less the effect of unrealized derivative (gain) loss. The non-GAAP measure of discretionary cash flow is presented since management believes that it provides useful additional information to investors for analysis of St. Mary’s ability to internally generate funds for exploration, development, and acquisitions. In addition, discretionary cash flow is widely used by professional research analysts and others in the valuation, comparison, and investment recommendations of companies in the oil and gas exploration and production industry, and many investors use the published research of industry research analysts in making investment decisions. Discretionary cash flow should not be considered in isolation or as a substitute for net income, income from operations, net cash provided by operating activities or other income, profitability, cash flow, or liquidity measures prepared under GAAP. Since discretionary cash flow excludes some, but not all, items that affect net income and net cash provided by operating activities and may vary among companies, the discretionary cash flow amounts presented may not be comparable to similarly titled measures of other companies. See the Consolidated Statements of Cash Flows herein for more detailed cash flow information.

Adjusted Net Income
(In thousands, except per share data)

Reconciliation of Net Income (GAAP)	For the Three Months		For the Nine Months
to Adjusted Net Income (Non-GAAP):	Ended September 30,		Ended September 30,
	2007	2006	2007	2006

Reported Net Income (GAAP)	$57,653	$55,877	$156,838	$146,483

Change in Net Profits Plan liability	3,143	(3,710)	6,948	17,370
Unrealized derivative loss (gain)	(2,880)	68	2,224	5,329
Gain on sale of proved properties	-	(801)	-	(7,233)
Gain on insurance settlement (2)	(15)	-	(6,340)	-

Total of Adjustments	248	(4,443)	2,832	15,466

Benefit (expense) from tax effect on adjustments	(92)	1,527	(1,052)	(5,588)

Adjusted Net Income (Non-GAAP) (3)	$57,809	$52,961	$158,618	$156,361

Adjusted Net Income Per Share (Non-GAAP)
Basic	$0.91	$0.96	$2.58	$2.76
Diluted	$0.89	$0.83	$2.46	$2.40

Average Number of Shares Outstanding
Basic	63,424	55,398	61,364	56,564
Diluted	64,727	64,926	64,917	66,332

(2) Included within line item Other revenue on the Consolidated Statements of Operations.

(3) Adjusted net income is calculated as net income adjusted for significant non-cash and non-recurring items. Examples of non-cash charges include non-cash gains or losses resulting from changes in the Net Profits Plan liability and unrealized derivative gains and losses. Examples of non-recurring items include gains from sales of properties and insurance settlements. The non-GAAP measure of adjusted net income is presented because management believes it provides useful additional information to investors for analysis of St. Mary’s fundamental business on a recurring basis.
In addition, management believes that adjusted net income is widely used by professional research analysts and others in the valuation, comparison, and investment recommendations of companies in the oil and gas exploration and production industry, and many investors use the published research of industry research analysts in making investment decisions. Adjusted net income should not be considered in isolation or as a substitute for net income, income from operations, cash provided by operating activities or other income, profitability, cash flow, or liquidity measures prepared under GAAP. Since adjusted net income excludes some, but not all, items that affect net income and may vary among companies, the adjusted net income amounts presented may not be comparable to similarly titled measures of other companies.